UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 8, 2008

iCAD, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May, 8, 2008 Mr. Anthony F. Ecock was appointed to the Board of Directors of iCAD, Inc. (the “Company”). Mr. Ecock currently serves as a Senior Operating Executive with the private equity firm, Welsh, Carson, Anderson & Stowe ("WCAS") where he is responsible for helping portfolio companies identify and implement growth opportunities. Prior to joining WCAS, Mr. Ecock was, from 2003 to 2007, the Vice President and General Manager of sales for the GE Healthcare’s Enterprise Sales organization. From 1999 to 2003 he was Senior Vice President and Global General Manager of Hewlett Packard Company’s Patient Monitoring Division, their largest healthcare division. Mr. Ecock spent the early part of his career with the consulting firm Bain & Company, where he was a Partner, Practice Leader for Information Technology and Program Director for Consultant Training. Mr. Ecock received his Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania and his M.B.A. from Harvard Business School. In connection with Mr. Ecock’s appointment, at the time of his appointment the Company granted to Mr. Ecock, under one of the Company’s stock option plans, five-year options to purchase 25,000 shares of the Company’s common stock at $3.33 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICAD, INC.
(Registrant)

By:	/s/ Kenneth Ferry
Kenneth Ferry
Chief Executive Officer
Date: May 14, 2008